September 14, 2000


Board of Directors
Baird Funds, Inc.
777 East Wisconsin Avenue
Milwaukee, WI 53202

         Re: SUBSCRIPTION FOR SHARES OF THE BAIRD HORIZON GROWTH FUND, BAIRD
             INTERMEDIATE BOND FUND, BAIRD CORE BOND FUND, AND BAIRD AGGREGATE BOND FUND (THE "FUNDS")

Dear Directors:

          Robert W. Baird & Co. Incorporated offers to purchase from Baird Funds, Inc. shares of common stock of the Funds at a price of $10.00 per share for an aggregate purchase price of $100,000 cash, all such shares to be validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, upon issuance of such shares and receipt of said payment by the Funds as follows:

FUND:                                              PURCHASE PRICE:
----                                               --------------
         Baird Horizon Growth Fund
                  Institutional Class              $12,500.00
                  Investor Class                   $12,500.00

         Baird Intermediate Bond Fund
                  Institutional Class              $12,500.00
                  Investor Class                   $12,500.00

         Baird Core Bond Fund
                  Institutional Class              $12,500.00
                  Investor Class                   $12,500.00

         Baird Aggregate Bond Fund
                  Institutional Class              $12,500.00
                  Investor Class                   $12,500.00

TOTAL:                                            $100,000.00

         These shares are not being purchased with any present intent of distributing or reselling the same to the public and will be held for investment.

                                   Sincerely,

                                   Robert W. Baird & Co. Incorporated

                                   /S/ GLEN F. HACKMANN
                                   ------------------------
                                   Glen F. Hackmann
                                   Secretary

ACCEPTED AND AGREED to this 14th day of September, 2000.

Baird Funds, Inc.

By:/S/ BRETT R. MEILI
--------------------------
Name:    BRETT R. MEILI

Title:   SECRETARY